Consent of Independent Auditors




We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 11, 2002 with respect to Principal Life Insurance Company Variable Life Separate Account and February 1, 2002 with respect to Principal Life Insurance Company, in the Registration Statement (Post-Effective Amendment No. 12 to Form S-6 No. 333-00101) and related Prospectus of Principal Life Insurance Company Variable Life Separate Account Prin Flex Life(R).

/s/ Ernst & Young LLP


Des Moines, Iowa
April 24, 2002